Exhibit 99.2

Zayo Completes Acquisition of Allstream

Trans-Canada routes and deep metro networks bolster Zayo’s global Communications Infrastructure

BOULDER, Colo. - January 15, 2016 - Zayo Group Holdings, Inc. (“Zayo”) (NYSE: ZAYO), the global leader in Communications Infrastructure, today announced it has closed its acquisition of Allstream, Inc. (“Allstream”), a wholly owned subsidiary of Manitoba Telecom Services Inc. (TSX: MBT), for a purchase price of CAD $465 million. The acquisition establishes Zayo as the only Pan-U.S./Canada fiber network provider, and adds five dense metro networks to Zayo’s portfolio.

The acquisition adds more than 18,000 route miles to Zayo’s fiber network, including 12,500 miles of long-haul fiber connecting all major Canadian markets and 5,500 route miles of metro fiber network connecting approximately 3,300 on-net buildings concentrated in Canada’s top five metropolitan markets. Zayo’s global Communications Infrastructure now encompasses 110,000 route miles of high-capacity fiber, 53 data centers and connectivity to approximately 350 markets across North America and Europe. Existing and new customers have immediate access to this expansive, high-performance infrastructure.

Zayo will reorganize the Allstream business and assets into two business units. The first, Zayo Canada, will own and operate the Canadian fiber and data center assets and its products and customers will align with those of Zayo. Zayo Canada will represent approximately half of Allstream’s CAD $600 million revenue base. The second business unit will include Allstream’s voice, unified communications and small enterprise businesses and will retain the Allstream brand.

“Our goal is to unlock the potential of Allstream’s assets to generate value for customers and shareholders,” said Dan Caruso, chairman and CEO of Zayo. “The new structure will enable both business units to better focus on their customers in order to grow and innovate.”

Zayo has selected Michael Strople, president of Allstream, to serve as managing director over both the Canadian business units. He will report to Karl Maier, president of Zayo International. They will lead the initiative to restructure into two business units, with each business unit focused on providing a great overall experience for customers and strong value creation for investors.

Zayo Canada aspires to a high single-digit growth rate with a > 40% adjusted EBITDA margin, with an emphasis on executing Zayo’s Communications Infrastructure business model. The overall purchase price reflects a pre-synergized adjusted EBITDA multiple of less than five times.

For more information about Zayo, please visit www.zayo.com.

About Zayo Group

Zayo Group Holdings, Inc. (NYSE: ZAYO) provides communications infrastructure services, including fiber and bandwidth connectivity, colocation and cloud services to the world’s leading businesses. Customers include wireless and wireline carriers, media and content companies and finance, healthcare and other large enterprises. Zayo’s 110,000-mile network in North

America and Europe includes extensive metro connectivity to thousands of buildings and data centers. In addition to high-capacity dark fiber, wavelength, Ethernet and other connectivity solutions, Zayo offers colocation and cloud services in its carrier-neutral data centers. Zayo provides clients with flexible, customized solutions and self-service through Tranzact, an innovative online platform for managing and purchasing bandwidth and services. For more information, visit zayo.com.

Forward Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words such as "believe," "expect," "plan," "continue," "will," "should," and similar expressions are intended to identify our forward-looking statements. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved and actual results may differ materially from those contemplated by the forward-looking statements. These forward-looking statements involve risks and uncertainties, many of which are beyond our control. For additional information on these and other factors that could affect our forward-looking statements, see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our 10-K dated September 18, 2015.  We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Zayo Group Holdings Inc.
Media:	Shannon Paulk, PR and External Communications
303-577-5897
press@zayo.com

Investors:	Brad Korch, Investor Relations
720-306-7556
IR@zayo.com